EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-167649) of Xenonics Holdings, Inc. and subsidiary of our report dated December 18, 2012, relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Xenonics Holdings, Inc. and subsidiary for the years ended September 30, 2012 and 2011.

SingerLewak LLP

Irvine, CA

December 21, 2012